AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER  18, 1999
--------------------------------------------------------------------------------
                        REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

             Virginia                                 54-1589139
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)                Identification No.)


 306 East Main Street, Richmond, Virginia               23219
 (Address of principal executive offices)             (Zip Code)

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                       and

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                               1996 INCENTIVE PLAN


                                 Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
        Title of                                         Maximum                 Maximum
     Securities to             Amount to be              Offering               Aggregate               Amount of
     be Registered(1)           Registered           Price Per Share (2)     Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------
  Series A Convertible
       Preferred                 23,588.4                 $25.00               $589,710.00               $163.94
       Shares, no                 shares
       par value
=====================================================================================================================

----------------------
1/ This Registration Statement also relates to such additional number of shares of the Registrant as may be issuable as a result of a stock dividend, stock split, recapitalization or other similar event and such currently indeterminate number of common shares as may be required for issuances upon conversion of the preferred shares being registered hereunder.

2/ Estimated solely for purposes of determining the registration fee and based, pursuant to Rule 457(a) under the Securities Act of 1933, on the per-share liquidation value of the Series A Convertible Preferred Shares.

Shares registered under this registration statement have been authorized for issuance as follows:

1. An aggregate of up to 19,988.4 Series A Convertible Preferred Shares have been authorized for issuance under the 1996 Non-Employee Directors Stock Option Plan;

2. An aggregate of up to 3,600 Series A Convertible Preferred Shares have been authorized for issuance under the 1996 Incentive Plan.


          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this registration statement the following documents which have been filed with the Commission:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (including Amendment No. 1 thereto filed on Form 10-K/A);

         (b) the following reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include all reports filed since the end of the fiscal year ended December 31, 1998, including:

         o Current Report on Form 8-K, filed January 29, 1998, relating to a property acquisition.

         o Current Report on Form 8-K/A, filed March 30, 1998, containing financial statements relating to a property acquisition.

         o Current Report on Form 8-K, filed June 12, 1998, relating to two property acquisitions and containing financial statements relating to the two property acquisitions.

         o Current Report on Form 8-K, filed June 17, 1998, relating to a property acquisition.

         o Current Report on Form 8-K, filed July 17, 1998, relating to a property acquisition.

         o Current Report on Form 8-K/A, filed August 13, 1998, containing financial statements relating to a property acquisition.

         o Current Report on Form 8-K, filed August 26, 1998, relating to a property acquisition.

         o Current Report on Form 8-K/A, filed September 14, 1998, containing financial statements relating to a property acquisition.

         o Current Report on Form 8-K, filed December 28, 1998, relating to a property acquisition and containing financial statements relating to the property acquisition.

         o Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

         o Current Report on Form 8-K, filed April 5, 1999, relating to the agreement for the merger of Apple Residential Income Trust into a subsidiary of the Company.

         o Current Report on Form 8-K, filed April 9, 1999, relating to certain property acquisitions.

         o Current Report on Form 8-K, filed August 6, 1999, relating to the merger of Apple Residential Income Trust, Inc. into a subsidiary of the Company.

         o Current Report on Form 8-K, filed August 12, 1999, relating to the amendment of certain loan documents.

         o Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

         o Current Report on Form 8-K, filed October 13, 1999, relating to the Company's announcement of a common share repurchase program and the closing of a $73.5 million secured fixed-rate borrowing.

         (c) the Company's Form S-4 Registration Statement filed May 7, 1999 (including Amendment No. 1 thereto on Form S-4/A) and the description of the Company's Series A Convertible Preferred Shares (the "Preferred Shares") appearing in the Company's Form S-4 Registration Statement filed on May 7, 1999;

         (d) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Virginia law and our Articles of Incorporation provide that our directors and officers shall have no liability to the Company or its shareholders in certain actions by or in the right of the Company unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to the Company's property for satisfaction of claims arising in connection with the affairs of the Company.

         The Articles of Incorporation provide that the Company shall indemnify any present or former director or officer against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director or officer was acting in good faith within what he reasonably believed to be in the best interests of the Company or its shareholders, and that the liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys' fees, arising from or out of a violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. CONSULTANTS

         Not Applicable.

ITEM 9. EXHIBITS

Exhibit
Number            Description
------            -----------

5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered

24.1 Consent of McGuire, Woods, Battle & Boothe LLP (included as part of Exhibit 5)

24.2              Consent of Ernst & Young LLP

24.3              Consent of Ernst & Young LLP

24.4              Consent of L.P. Martin & Company, P.C.

25                Powers of Attorney (included herein on signature pages)

99.1 Apple Residential Income Trust, Inc. 1996 Non-Employee Directors Stock Option Plan (Incorporated by reference to
                  Exhibit 99 to the Registration Statement on Form S-8 of Apple Residential Income Trust, Inc., as filed with the Securities and Exchange Commission on September 30, 1998; File No. 333-64703)

99.2 Apple Residential Income Trust, Inc. 1996 Incentive Plan (Incorporated by reference to Exhibit 99 to the Registration Statement on Form S-8 of Apple Residential Income Trust, Inc., as filed with the Securities and Exchange Commission on September 30, 1998; File No. 333-64701)

ITEM 10. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 18, 1999.

                                           CORNERSTONE REALTY INCOME TRUST, Inc.

                                           By: /s/ Stanley J. Olander, Jr.
                                               ---------------------------
                                               Stanley J. Olander, Jr.
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         Know All Men and Women By These Presents that each individual whose signature appears below constitutes and appoints Glade M. Knight and Stanley J. Olander, Jr., and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                           Capacities                          Date

/s/ Glade M. Knight                                  Director, President and                October 14 , 1999
-------------------------------                      Chief Executive Officer                        ---
Glade M. Knight



/s/ Stanley J. Olander, Jr                           Director, Executive Vice President,    October 14 , 1999
-------------------------------                      Secretary and Chief                            ---
Stanley J. Olander, Jr.                              Financial Officer



/s/ Glenn W. Bunting, Jr                             Director                               October 15 , 1999
-------------------------------                                                                     ---
Glenn W. Bunting, Jr.



/s/ Leslie A. Grandis                                Director                               October 13 , 1999
-------------------------------                                                                     ---
Leslie A. Grandis



/s/ Penelope W. Kyle                                 Director                               October 14 , 1999
-------------------------------                                                                     ---
Penelope W. Kyle



/s/ Harry S. Taubenfeld                              Director                               October 15 , 1999
-------------------------------                                                                     ---
Harry S. Taubenfeld



/s/ Martin Zuckerbrod                                Director                               October 13 , 1999
-------------------------------                                                                     ---
Martin Zuckerbrod
